Exhibit 107.1
Calculation of Filing Fee Table

Form S-8
(Form Type)

Nerdy Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (in shares)(1)(3)	Proposed Maximum Offering Price per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	10,263,682	$3.01	$30,893,683	0.0001476	$4,560
Total Fee Offsets							$—
Net Fee Due							$4,560

(1)
Represents additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of Nerdy Inc., reserved for future issuance of awards under the Nerdy Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and First Amendment to the Equity Incentive Plan (the “Equity Incentive Plan Amendment”, together with the “Equity Incentive Plan”, the “Amended Equity Incentive Plan”).

(2)
Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $3.07 (high) and $2.95 (low) sale price of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on February 23, 2024, which date is within five business days prior to filing this Registration Statement.

(3)
Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of common stock, which become issuable under the Amended Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Class A Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Amended Equity Incentive Plan.

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